Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors,

Meten EdtechX Education Group Ltd

We consent to the incorporation by reference in Registration Statements on Form S-8 (No.333-248883 & No.333-251806) and Annual Report on Form 20-F of auditor’s opinion in the Report of Independent Registered Public Accounting Firm dated 30 April 2021, which report appears in the annual report on Form 20-F of Meten EdtechX Education Group Ltd., for the financial year ended December 31, 2020.

/s/ Audit Alliance LLP

Singapore

April 30, 2021